Exhibit 99.1

NEWS RELEASE
                                                                       CONTACTS:
                                                     Sun Healthcare Group, Inc.:
                             Investor Inquiries - Melissa Tommaso (505) 468-2341
                                Media Inquiries - Melissa Tommaso (505) 468-4582

                                                            Beverly Enterprises:
                                Investor Inquiries - Jim Griffith (479) 201-5514
                                  Media Inquiries - Blair Jackson (479) 201-5263


           AEGIS THERAPIES TO ACQUIRE SUNDANCE REHABILITATION BUSINESS

Fort Smith, Ark. and Irvine, Calif.  (December 29, 2003)-- AEGIS Therapies,
Inc. a wholly-owned subsidiary of Beverly Enterprises, Inc. (NYSE:BEV) and Sun Healthcare Group, Inc. (OTC:SUHG.OB) today jointly announced that AEGIS has agreed to acquire the rehabilitation business conducted by Sun's SunDance Rehabilitation Corporation and SunDance Rehabilitation Agency, Inc. subsidiaries for a purchase price equal to $34 million (of which $27.5 million is payable in cash at closing and $6.5 million is payable post-closing, subject to reduction), plus the assumption of certain specified liabilities.

Richard K. Matros, chairman and chief executive officer of Sun Healthcare, said, "We are pleased to have reached this agreement to sell our rehab business to a quality operator like AEGIS. This asset sale will mark the completion of another important action in our plan to restructure our company."

Consummation of the sale is contingent upon AEGIS' satisfactory completion of its due diligence investigation of the SunDance rehabilitation business, and satisfaction of a number of other customary legal and business conditions. If Beverly's Board of Directors approves the results of that investigation, the parties anticipate closing the transaction at the end of January 2004.

William R. Floyd, chairman, president and chief executive officer of Beverly said, "The acquisition of this well-regarded operation is very much in alignment with our strategic plan to significantly grow the service side of our business where capital expenditure requirements are lower and margins are higher. We anticipate that the acquisition will be accretive to both net income and cash flow in 2004.



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"Adding SunDance Rehabilitation will accelerate the already dramatic growth of
AEGIS Therapies -- especially our outside business, which has grown from start-up status in 2000 to a revenue run-rate approaching $90 million at the end of 2003," Floyd said.

                                      * * *

About Sun:

With executive offices located in Irvine, Calif., Sun Healthcare Group, Inc. owns many of the country's leading healthcare providers. Through its wholly-owned SunBridge Healthcare Corporation subsidiary and its affiliated companies, Sun's affiliates operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides high-quality home care and other ancillary services for the healthcare industry.

About Beverly:

Beverly Enterprises, Inc. and its operating subsidiaries comprise a leading provider of healthcare services to the elderly in the United States. They operate 378 skilled nursing facilities, as well as 21 assisted living centers, and 23 hospice and home care centers. Through AEGIS Therapies, they also offer rehabilitative services on a contract basis to nursing facilities operated by other care providers.

Special Note Regarding Forward-Looking Statements: Some of the statements contained in this press release may discuss future expectations or state other "forward-looking" information. The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the statements. Forward-looking statements generally can be identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "intend," "plan," "estimate," "predict," "potential," "forecast," "continue" or variations of such terms, or the use of these terms in the negative tense. The forward-looking information is based on various factors and was derived using numerous assumptions. Actual results may differ significantly from the results discussed in the forward-looking statements, and such differences may be material.


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